Exhibit 99.1

P3 Health Partners Announces Third Quarter 2025 Results
P3 Reports Continued Operational Progress and Expansion of Care Enablement Model in a Transitional Year
$120 to $170 Million EBITDA Expansion Opportunity Strengthens Path to Meaningful Profitability
Management to Host Conference Call and Webcast November 14, 2025 at 8:00 AM ET
HENDERSON, NV—November 13, 2025—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the third quarter ended September 30, 2025.

“Our core business continues to demonstrate positive momentum in the third quarter, driven by the expansion of our Care Enablement Model,” said Aric Coffman, CEO of P3. “Medical cost trends, normalized for prior-year adjustments, remain stable, operating discipline is strengthening, and we’re seeing continued traction in the markets where our model is most aligned. With the progress underway, we’re confident in our ability to execute on the $120 to $170 million in EBITDA expansion opportunities identified, positioning us for sustainable profitability in 2026 and beyond.”
Third Quarter 2025 Financial Results
•Average at-risk membership was approximately 116,000 members for the third quarter, a decrease of 10% compared to prior year. The decrease reflects previously disclosed intentional network and payer rationalization.
•Total revenue was $345.3 million, a decrease of 5% compared to the third quarter of the prior year, driven by the intentional reduction in membership and the recognition of unfavorable mid-year settlement adjustments. On a per-member basis, funding improved 6% from the prior year when adjusted for prior-period items.
•Medical margin(1) for the quarter was $4.4 million, or $13 PMPM. The results reflect the impact of unfavorable mid-year settlement adjustments recognized in capitated revenue; excluding these effects, underlying medical cost trend, normalized for prior-year items, remained stable.
•Adjusted EBITDA loss(1) for the quarter was $45.9 million, or $132 PMPM. Year-to-date Normalized Adjusted EBITDA(1) was a loss of $70.1 million, or $67 PMPM.

Revised Fiscal 2025 Guidance

	Year Ended December 31, 2025
	Low	High
At-risk Members(2)	112,000	117,000
Total Revenues (in millions)	$1,400	$1,450
Medical Margin(1)(3) (in millions)	$67	$82
Medical Margin(3) PMPM	$48	$59
Adjusted EBITDA(3) (in millions)	$(110)	$(95)
(1)Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), Normalized Adjusted EBITDA, Normalized Adjusted EBITDA PMPM, medical margin, and medical margin PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures, if applicable, and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”
(2)See “Key Performance Metrics” for additional information on how the Company defines “at-risk members.”
(3)     The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA, medical margin and medical margin PMPM to net income (loss), gross profit and gross profit PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), because of the uncertainty around certain items that may impact net income (loss), gross profit (loss) or gross profit (loss) PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.

The foregoing 2025 outlook statement represents management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the “Cautionary Note Regarding Forward-Looking Statements” included in this release. Management does not assume any obligation to update these estimates.
Management to Host Conference Call and Webcast on November 14, 2025 at 8:00 AM ET

Title & Webcast	P3 Health Third Quarter 2025 Earnings Conference Call
Date & Time	November 14, 2025, 8:00am Eastern Time
Conference Call Details	Toll-Free 1-833-316-0546 (US) International 1-412-317-0692 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available on the Investor page of P3’s website in advance of the conference call. An archived recording of the webcast will be available on the Investor page of P3’s website for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,700 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 24 counties across four states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on LinkedIn and Facebook.com/p3healthpartners.
Non-GAAP Financial Measures

In addition to the financial results prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM, Normalized Adjusted EBITDA and Normalized Adjusted EBITDA PMPM, medical margin, medical margin PMPM, and adjusted operating expense. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (iii) equity-based compensation expense, (iv) certain transaction and other related costs and (v) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare members each month divided by the number of months in the period. Normalized Adjusted EBITDA is defined as Adjusted EBITDA, further adjusted to exclude revenue adjustments related to prior year developments, claims expenses related to prior year dates of service, and other network expenses attributable to prior years. Normalized Adjusted EBITDA PMPM is defined as Normalized Adjusted EBITDA divided by the number of at-risk Medicare members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of at-risk Medicare members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. Adjusted operating expense is defined as total operating expense excluding depreciation and amortization and costs that management believes are non-core to the underlying operations of the Company, consisting of (i) medical expense, (ii) premium deficiency reserves, (iii) equity-based compensation, and (iv) certain other items that we believe are not indicative or our core operating performance. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA and

Normalized Adjusted EBITDA to net income (loss), medical margin to gross profit, and adjusted operating expense to operating expense, which are the most directly comparable financial measures calculated in accordance with GAAP.
Key Performance Metrics
In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare members for whom we receive a fixed percentage of premium under capitation arrangements as of the end of a particular period.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; and the Company’s ability to execute on its identified strategic improvement opportunities, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections, and if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; the impact of fluctuations in risk adjustments; our ability to establish and maintain effective internal controls; our ability to maintain compliance with California regulations related to financial solvency and operational performance; our ability to maintain the listing of our securities on Nasdaq; increased labor costs and medical expense; our ability to recruit and retain qualified team members and independent physicians; and the factors described under Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and in our subsequent filings with the SEC.
All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

David Deuchler
Investor Relations
Gilmartin Group
ir@p3hp.org

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash	$37,714	$38,816
Restricted cash	748	5,286
Health plan receivable, net of allowance for credit losses of $150	82,024	121,266
Clinic fees, insurance and other receivable	3,738	3,947
Prepaid expenses and other current assets	11,407	14,422
Assets held for sale	—	403
TOTAL CURRENT ASSETS	135,631	184,140
Property and equipment, net	3,902	5,734
Intangible assets, net	512,912	574,350
Other long-term assets	31,119	19,196
TOTAL ASSETS (1)	$683,564	$783,420
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,929	$8,442
Accrued expenses and other current liabilities	35,832	29,416
Accrued payroll	1,349	2,722
Health plan settlements payable	53,480	55,565
Claims payable	253,664	255,089
Premium deficiency reserve	30,703	67,368
Accrued interest	271	2,305
Current portion of long-term debt	38,612	75,155
Short-term debt	114	—
Liabilities held for sale	—	353
TOTAL CURRENT LIABILITIES	423,954	496,415
Operating lease liability	12,053	11,339
Warrant liabilities	7,528	10,312
Long-term debt, net	214,183	108,907
Other long-term liabilities	6,918	6,918
TOTAL LIABILITIES (1)	664,636	633,891
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY:
Redeemable non-controlling interest	37,614	73,593
STOCKHOLDERS’ (DEFICIT) EQUITY:
Class A common stock, $0.0001 par value; 800,000 shares authorized; 3,268 and 3,257 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Class V common stock, $0.0001 par value; 205,000 shares authorized; 3,919 shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Additional paid in capital	556,936	579,129
Accumulated deficit	(575,622)	(503,193)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(18,686)	75,936
TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ (DEFICIT) EQUITY	$683,564	$783,420
(1)The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 13 “Variable Interest Entities,” P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and amounts below refer only to VIEs held at the P3 LLC level. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of P3 LLC’s consolidated VIEs totaling $12.0 million and $9.3 million as of September 30, 2025 and December 31, 2024, respectively, and total liabilities of P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $6.9 million and $14.9 million as of September 30, 2025 and December 31, 2024, respectively. These VIE assets and liabilities do not include $49.7 million and $40.3 million of net amounts due to affiliates as of September 30, 2025 and December 31, 2024, respectively, as these are eliminated in consolidation and not presented within the condensed consolidated balance sheets.
All periods presented have been retroactively adjusted to reflect the 1-for-50 reverse stock split effected on April 11, 2025.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
OPERATING REVENUE:
Capitated revenue	$341,555	$357,706	$1,062,796	$1,116,146
Other patient service revenue	3,698	4,418	11,470	13,623
TOTAL OPERATING REVENUE	345,253	362,124	1,074,266	1,129,769
OPERATING EXPENSE:
Medical expense	369,789	401,920	1,093,182	1,149,148
Premium deficiency reserve	(23,736)	18,168	(36,665)	15,771
Corporate, general and administrative expense	22,139	27,219	70,433	81,230
Sales and marketing expense	251	134	583	870
Depreciation and amortization	21,033	21,673	63,168	64,905
TOTAL OPERATING EXPENSE	389,476	469,114	1,190,701	1,311,924
OPERATING LOSS	(44,223)	(106,990)	(116,435)	(182,155)
OTHER INCOME (EXPENSE):
Interest expense, net	(20,527)	(5,647)	(39,397)	(15,339)
Mark-to-market of stock warrants	(2,540)	5,737	2,784	14,626
Other	(2,160)	445	(1,259)	1,073
TOTAL OTHER (EXPENSE) INCOME	(25,227)	535	(37,872)	360
LOSS BEFORE INCOME TAXES	(69,450)	(106,455)	(154,307)	(181,795)
INCOME TAX BENEFIT (PROVISION)	(11)	3,605	(3,065)	565
NET LOSS	(69,461)	(102,850)	(157,372)	(181,230)
LESS: NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTEREST	(37,874)	(56,338)	(84,943)	(103,998)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(31,587)	$(46,512)	$(72,429)	$(77,232)

NET LOSS PER SHARE:
Basic	$(9.67)	$(14.36)	$(22.18)	$(12.02)
Diluted	$(9.67)	$(15.70)	$(22.18)	$(32.17)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,268	3,238	3,265	2,786
Diluted	3,268	3,294	3,265	2,835
All periods presented have been retroactively adjusted to reflect the 1-for-50 reverse stock split effected on April 11, 2025.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(157,372)	$(181,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	63,168	64,905
Premium deficiency reserve	(36,665)	15,771
Paid in-kind interest expense	19,813	12,281
Amortization of original issue discount and debt issuance costs	11,383	13
Equity-based compensation	4,482	5,031
Mark-to-market adjustment of stock warrants	(2,784)	(14,626)
Loss on asset sale and disposal	340	—
Gain on write off of contingent consideration	—	(4,907)
Changes in operating assets and liabilities:
Health plan receivable	39,242	(4,828)
Clinic fees, insurance, and other receivable	209	445
Prepaid expenses and other current assets	3,015	(7,402)
Other long-term assets	(12,274)	(2)
Accounts payable, accrued expenses, and other current liabilities	7,786	1,780
Accrued payroll	(1,373)	903
Health plan settlements payable	(2,085)	6,177
Claims payable	(1,425)	52,727
Accrued interest	(2,034)	—
Operating lease liability	1,063	72
Net cash used in operating activities	(65,511)	(52,890)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(119)	—
Purchase price received in advance of asset sale	—	15,000
Proceeds from asset sale	50	—
Net cash (used in) provided by investing activities	(69)	15,000
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of original issue discount	60,000	25,000
Proceeds from short-term debt	1,137	1,871
Repayment of short-term and long-term debt	(1,023)	(1,663)
Payment of debt issuance costs	(174)	(100)
Proceeds from liability-classified warrants and private placement offering, net of offering costs paid	—	40,547
Deferred offering costs paid	—	(507)
Payment of tax withholdings upon settlement of restricted stock unit awards	—	(127)
Proceeds from at-the-market sales, net of offering costs paid		33
Net cash provided by financing activities	59,940	65,054
Net change in cash and restricted cash	(5,640)	27,164
Cash and restricted cash, beginning of period	44,102	40,934
Cash and restricted cash, end of period	$38,462	$68,098

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA LOSS
(in thousands, except PMPM)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(69,461)	$(102,850)	$(157,372)	$(181,230)
Interest expense, net	20,527	5,647	39,397	15,339
Depreciation and amortization	21,033	21,673	63,168	64,905
Income tax provision (benefit)	11	(3,605)	3,065	(565)
Mark-to-market of stock warrants	2,540	(5,737)	(2,784)	(14,626)
Premium deficiency reserve	(23,736)	18,168	(36,665)	15,771
Equity-based compensation	1,211	1,958	4,482	5,031
Other(1)	1,964	(6,254)	1,498	(4,242)
Adjusted EBITDA loss	$(45,911)	$(71,000)	$(85,211)	$(99,617)
Normalization adjustments(2)	(2,520)	(4,797)	15,107	(21,621)
Normalized adjusted EBITDA loss	$(48,431)	$(75,797)	$(70,104)	$(121,238)

Adjusted EBITDA loss PMPM	$(132)	$(185)	$(82)	$(87)
Normalized adjusted EBITDA PMPM	$(139)	$(198)	$(67)	$(107)
_____________________________________________
(1)Other during the three and nine months ended September 30, 2025 consisted of (i) interest income partially offset by (ii) severance expense in connection with reorganization of workforce and (iii) legal settlements and valuation allowance on our notes receivable. Other during the three and nine months ended September 30, 2024 consisted of (i) interest income partially offset by (ii) severance and related expense in connection with our chief executive officer transition and (iii) legal settlements and valuation allowance on our notes receivable.
(2)Amounts represent net impact of revenue adjustments related to prior year developments, claims expenses related to prior year dates of service, and other network expenses attributable to prior years.

MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Capitated revenue	$341,555	$357,706	$1,062,796	$1,116,146
Less: medical claims expense	(337,143)	(357,166)	(1,010,569)	(1,037,965)
Medical margin	$4,412	$540	$52,227	$78,181
Medical margin PMPM	$13	$1	$50	$69
RECONCILIATION OF GROSS PROFIT (LOSS) TO MEDICAL MARGIN
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Gross profit (loss)	$(24,536)	$(39,796)	$(18,916)	$(19,379)
Other patient service revenue	(3,698)	(4,418)	(11,470)	(13,623)
Other medical expense	32,646	44,754	82,613	111,183
Medical margin	$4,412	$540	$52,227	$78,181

RECONCILIATION OF TOTAL OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total operating expense	$389,476	$469,114	$1,190,701	$1,311,924
Medical expense	(369,789)	(401,920)	(1,093,182)	(1,149,148)
Depreciation and amortization	(21,033)	(21,673)	(63,168)	(64,905)
Premium deficiency reserve	23,736	(18,168)	36,665	(15,771)
Equity-based compensation	(1,211)	(1,958)	(4,482)	(5,031)
Other	40	6,157	(142)	3,564
Adjusted operating expense	$21,219	$31,552	$66,392	$80,633